UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012

UNIVERSAL TECH CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	45-2400399
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

777 South Flagler Drive
Suite 800 - West Tower
West Palm Beach, FL  33401
(Address of principal executive offices) (zip code)

(561) 551-6161
(Registrant's telephone number, including area code)

1608 S. Ashland Ave #70547
Chicago, Illinois 60608-2013
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                      Changes in Control of Registrant.

The information that is required to be disclosed under this Item 5.01 is described in Item 5.02 below and is incorporated by reference into this Item.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends our Form 8-K filed on October 10, 2012 in order to correct certain inaccuracies in our filing and supplement our prior disclosure.

James Davidson, 65, has principally been a private investor for more than the past five years.  Mr. Davidson has served as President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director of California Gold Corp. (CLGC.OB) since 2007.  Mr. Davidson has also served as a director of TurkPower Corporation (TURK.QB) since 2011.  Additionally, Mr. Davidson is Vice-President and Secretary of NMX Holdings, a private media holding company, as well as Chairman and a director of Ouro do Brasil Holdings Ltd., a privately owned mining venture, and director of Core Values Mining and Exploration, Ltd., a private mining company.  As a result of Mr. Davidson’s appointment, we are evaluating several opportunities in mining and minerals in Brazil and elsewhere.

Mr. Davidson was a founding director of Anatolia Minerals Development Limited. From a single mine in Turkey he helped steward Anatolia's growth.  Presently known as Alacer Gold Corporation (ASR.TSX/AQG.ASX), this company is a gold producer and minerals explorer in Australia and Turkey. Mr. Davidson helped found and develop Uranium Energy Corporation, Hana Mining Ltd., which subsequently spun off New Hana Copper Mining Ltd., Agora Publishing and NewsMax Media. Mr. Davidson was also a founder of New Oroperu Resources and Ouro do Brasil Holdings, of which he is currently chairman. Mr. Davidson has broad experience as a corporate director, both in the United States and abroad, having served on corporate boards in Argentina, Bolivia, Brazil, Canada, Colombia, Hong Kong, New Zealand, Switzerland, Turkey and the United Kingdom. Mr. Davidson is also the co-author of several popular financial books with Lord William Rees-Mogg, formerly editor of The Times of London.

Mr. Davidson received his Bachelor’s Degree with General Honors and high honors in English from University of Maryland in 1971, an M.A. in English 1974, and received his Masters of Letters (M. Litt) in Politics, Philosophy & Economics from the University of Oxford, Pembroke College, 1981.

Mr. Davidson, our sole officer and director, purchased 2,000,000 shares of our common stock on October 3, 2012 and as a result is the beneficial owner of approximately 83.3% of our outstanding voting shares acquired for $5,000.  Mr. Davidson does not presently and has never served in any capacity at Bay Capital.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECH CORP.

Dated: October 15, 2012	By:	/s/ James Davidson
James Davidson Chief Executive Officer